UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8‑K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 13, 2011
TOR Minerals International, Inc. (Exact Name of Registrant as Specified in Its Charter) Delaware (State or Other Jurisdiction of Incorporation)
0-17321 (Commission File Number) 722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	74-2081929 (IRS Employer Identification No.) 78402 (Zip Code)
(361) 883-5591 (Registrant's Telephone Number, Including Area Code) N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01           Other events.

On December 13, 2011, TOR Mineral announced that it has received $2,650,000 in cash proceeds from the exercise of warrants that were previously issued in connection with a private placement completed during October of 2008.  In total, warrants to purchase a total of 265,000 common shares were exercised at a strike price of $10 per share.

Included in the group of investors who have exercised warrants were four board members: David A. and Douglas M. Hartman, Bernard A. Paulson, and Thomas W. Pauken, who exercised warrants to purchase a total of 180,000 shares.

"TOR has made a remarkable improvement in financial performance during the past two years and is well positioned to continue to benefit from new product introductions, improving efficiencies, tight cost controls, as well as favorable market dynamics," said Bernard A. Paulson, Chairman of the Board of Directors of TOR Minerals.  "This warrant exercise will further strengthen the balance sheet and provide greater flexibility to address future opportunities."

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated December 13, 2011, announcing the exercise of warrants
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: December 13, 2011	/s/ BARBARA RUSSELL
Barbara Russell Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated December 13, 2011, announcing the exercise of warrants
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